UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2011

IMMUCOR, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 441-2051

Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On April 14, 2011, Immucor, Inc. (the “Company”) accepted the resignation of Geoffrey S. Crouse from his position as Executive Vice President and Chief Operating Officer of the Company.  In connection with Mr. Crouse’s resignation, the Company and Mr. Crouse terminated the Amended and Restated Employment Agreement between them dated August 1, 2010 (the “Agreement”).  The Company incurred costs of approximately $2.4 million related to the termination of the Agreement.  The Agreement is filed as Exhibit 10.1 and the terms and conditions of the Agreement are incorporated herein by reference.

Item 5.02(b).	Departure of Certain Officers.

As described above, on April 14, 2011 the Company accepted the resignation of Geoffrey S. Crouse from his position as Executive Vice President and Chief Operating Officer of the Company.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

10.1
Amended and Restated Employment Agreement, dated as of August 1, 2010, by and between the Company and Geoffrey S. Crouse (incorporated by reference to Exhibit 10.1 to Immucor, Inc.’s Current Report on Form 8-K filed on August 17, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCOR, INC.

Date: April 14, 2011	By:	/s/ Philip H. Moïse
Philip H. Moïse
Executive Vice President and General Counsel